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                                 EXHIBIT D.(XXX)

                                     FORM OF
                              AMENDMENT NUMBER 5 TO
                          INVESTMENT SERVICES AGREEMENT

          Pursuant to the Investment Services Agreement between Hartford Investment Financial Services, LLC (formerly known as Hartford Investment Financial Services Company) and Hartford Investment Management Company (formerly known as The Hartford Investment Management Company) dated March 3, 1997, (the "Agreement"), the following funds are hereby included in the Agreement as Portfolios. All provisions in the Agreement shall apply to the management of the new funds.

     -    The Hartford Balanced Income Fund

     -    The Hartford MidCap Growth Fund

     -    The Hartford Select SmallCap Value Fund

          This amended Agreement is effective for a period of two years from the date hereof and shall continue in effect thereafter in accordance with the provisions of Section 9 of the Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ____ day of May, 2006.

                                        HARTFORD INVESTMENT FINANCIAL SERVICES,
                                        LLC


                                        By:
                                            ------------------------------------
                                            Vice President


                                        HARTFORD INVESTMENT MANAGEMENT COMPANY


                                        By:
                                            ------------------------------------
                                            David M. Znamierowski
                                            President